Exhibit 10.II.B

SUPPLY AGREEMENT

FEED GRADE PHOSPHATES (MONOCAL)

VENEZUELA

DATE:	September 11, 2007

SELLER:	MOSAIC FERTILIZER LLC, d.b.a. MOSAIC FEED INGREDIENTS 8813 HWY 41 SOUTH RIVERVIEW, FL 33569

BUYER:	CARGILL, INCORPORATED c/o CARGILL DE VENEZUELA EDIFICIO PARQUE CRISTAL TORRE OESTE PISO 8, AV. FRANCISCO DE MIRANDA CARACAS, VEN 1060

PRODUCT:	BIOFOS

SPECIFICATIONS:	TYPICAL MOSAIC SPECIFICATIONS

MARKET:	VENEZUELA

PERIOD:	September 1, 2007 THROUGH September 1, 2008

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	TO BE NEGOTIATED AT TIME OF PURCHASE

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	TYPICALLY 60 DAYS

TERMS:	MOSAIC TERMS AND CONDITIONS TO APPLY. (ATTACHED)

CARGILL, INCORPORATED	MOSAIC FERTILIZER, LLC

By:	By:
Name:	Name:
Its:	Its: